Exhibit 10.7
                                AMENDMENT TO THE
                             WOODROAST SYSTEMS, INC.
                                 1994 STOCK PLAN
                                  May 29, 1996

RECITALS:

A. The Woodroast Systems, Inc. 1994 Stock Plan (the "Plan") was adopted by the Board of Directors of Woodroast Systems, Inc. (the "Company") on February 3, 1994, and was approved by the shareholders of the Company on February 3, 1994. The Plan is now in full force and effect.

B. The Company desires to amend the Plan to increase the number of shares of common stock available for issuance pursuant to the Plan.


AMENDMENT:

THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Section 3 of the Plan is hereby amended to read as follows:

                  "SECTION 3.  STOCK SUBJECT TO PLAN.

                  "The total number of shares of Stock reserved and available for distribution under the Plan shall be 750,000 shares, subject to increase or decrease in the event of any adjustment required in the paragraph below...."

2. The foregoing amendment shall be effective as of May 29, 1996, and shall be subject to approval by the shareholders of the Company at its next Annual or Special Meeting of shareholders.